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                                                                    EXHIBIT 10.3

                         ASSIGNMENT OF EQUIPMENT LEASES

     This Assignment of Equipment Leases ("AGREEMENT") dated as of July 1, 1996 is made by FWB Software, Inc., a California corporation ("SELLER"), and StreamLogic Corporation, a Delaware corporation ("BUYER"). Any capitalized terms not defined herein shall have the meaning ascribed thereto in the Purchase Agreement (as defined below).

                                    RECITALS

     A. Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of June 7, 1996 (as amended, the "PURCHASE AGREEMENT"), pursuant to which Seller agreed to sell, transfer and assign to Buyer and Buyer agreed to purchase, acquire and assume from Seller certain assets relating to the hardware business of Seller, including without limitation, certain equipment (the "TRANSFERRED EQUIPMENT") held under those equipment leases which are listed in Attachment 1 hereto (the "TRANSFERRED LEASES").

     B. As a condition to the Closing, Buyer was to have obtained consents from the lessors or their assignees (each, a "LESSOR" and together, the "LESSORS") under the Transferred Leases by the Closing. Buyer has been unable to obtain such consents by such date, and Seller is willing to waive the condition upon the execution of this Agreement.

     NOW THEREFORE, the parties hereby agree as follows:

     SECTION 1. ASSIGNMENT. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, conveys, transfers and assigns to Buyer all of Seller's rights under all of the Transferred Leases, effective as of the Closing, and Buyer hereby accepts the foregoing assignment.

     SECTION 2. ASSUMPTION. Buyer hereby assumes and agrees to perform the liabilities and obligations of Seller to be performed under the Transferred Leases from and after the Closing.

     SECTION 3.  INDEMNITIES.

     (a) Seller agrees to indemnify, defend and hold Buyer harmless from any and all claims, losses, costs, expenses or liabilities (collectively, "CLAIMS") arising prior to July 1, 1996 from Seller's performance or nonperformance under any of the Transferred Leases.

     (b) Buyer agrees to indemnify, defend and hold Seller harmless from any and all Claims arising on or after July 1, 1996 from Buyer's performance or nonperformance under any of the Transferred Leases. In addition, Buyer specifically agrees to indemnify, defend and hold harmless Norman Fong from any and all Claims arising on or after July 1, 1996 which arise out of any guaranty or similar agreement with any Lessor in connection with the Transferred Leases. The indemnifications in this Section 3(b) by Buyer shall be limited to the portion of such Claims attributable to the Transferred Equipment.
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     SECTION 4.  SUBLEASE.  Buyer hereby subleases to FWB Software, LLC, a
California limited liability company ("LLC"), and LLC hereby subleases from Buyer, all of the equipment identified on Attachment 2 hereto (the "SUBLEASED EQUIPMENT"). For each Transferred Lease which includes any Subleased Equipment, LLC shall pay to Buyer on each payment date identified in such Transferred Lease that portion of the aggregate lease payment due from Buyer on such payment date which is directly attributable to the Subleased Equipment under such Transferred Lease. For each Transferred Lease, the sublease described herein shall continue until the earlier to occur of (a) the date Buyer is able to perform its obligations under Section 5(a)(i), and (b) the termination of the Transferred Lease. LLC agrees to indemnify, defend and hold Buyer harmless from any and all Claims arising on or after July 1, 1996 from LLC's sublease of the Subleased Equipment.

     SECTION 5. FURTHER OBLIGATIONS OF BUYER. Buyer hereby covenants to use its best efforts to secure from each Lessor such Lessor's consent to, and to present to Seller documentation acceptable to Seller memorializing, the following:

     (a) Either (i) a division of each Transferred Lease into two separate leases, only one of which shall name LLC as lessee, which shall lease directly from Lessor to LLC only the Subleased Equipment attributable to such Transferred Lease; or (ii) an assignment of such Transferred Lease naming Buyer as lessee under such Transferred Lease. For any Transferred Lease that is replaced by an assignment, the sublease agreement contained in Section 4 shall continue to apply with regard to the Subleased Equipment under such Transferred Lease until the termination of the Transferred Lease as assigned to Buyer.

     (b) With respect to any divided Transferred Lease under Section 5(a)(i) above not executed by LLC, and to any assigned Transferred Lease under Section 5(a)(ii), a complete release of all obligations of Seller and of Norman Fong under such Transferred Lease and under any related guaranty or similar agreement with Lessor.

     SECTION 6. ADDITIONAL REPRESENTATIONS. The covenants and indemnities of Buyer and Seller with respect to the Transferred Leases set forth in this Agreement are in addition to, and independent of, those set forth in the Purchase Agreement.

     SECTION 7. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without regard to its rules regarding conflicts of law.

     SECTION 8. ENTIRE AGREEMENT. Except for the Purchase Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, and may not be modified, amended or otherwise changed in any manner except by a writing executed by a duly authorized representative of the party to be charged.

     SECTION 9. MISCELLANEOUS. In the event suit is brought to enforce this Agreement, the prevailing party shall recover, as additional costs, reasonable attorneys' fees and experts' fees and costs as determined by the court. Any waiver by either party of a breach of any term, provision or condition of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other term, provision or condition of this Agreement. No provision of this Agreement shall be construed against any party on the ground that such party drafted such provision.

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This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first indicated above.

                                FWB SOFTWARE, INC.,
                                a California corporation


                                By: /s/ Norman Fong
                                    ---------------------------------------
                                    Norman Fong, President


                                STREAMLOGIC CORPORATION,
                                a Delaware corporation



                                By: /s/ Lee Hilbert
                                    ---------------------------------------
                                    Lee Hilbert, Chief Financial Officer


                                FWB SOFTWARE, LLC,
                                a California limited liability corporation

                                By: FWB SOFTWARE, INC.
                                    a California corporation, its Manager

                                By: /s/ Norman Fong
                                    ---------------------------------------
                                    Norman Fong, President

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